                         CUBIST PHARMACEUTICALS, INC.

                             CONSULTING AGREEMENT
                             --------------------


     This AGREEMENT, made as of the 1st day of May, 1992, is between Cubist Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Julius Rebek, Jr., an individual residing at 100 Memorial Drive, Apt. 5-3A, Cambridge, Massachusetts 02142 (the "Consultant").

     1.   Freedom to Contract.  The Consultant represents that he is free to
          ------- -- --------
enter into this Agreement, that he has not made and will not make any agreements in conflict with this Agreement, and will not disclose to the Company, or use for the Company's benefit any inventions, trade secrets, or confidential information which are there property of any other person, now or hereafter in the Consultant's possession.

     2.   Consulting Services.  The Consultant shall devote his best efforts to
          -------------------
such tasks within his field of education and experience as the Company shall designate and assign to him from time to time during the term of this Agreement. Consultant will hold himself available for consulting services up to one day per month or as otherwise mutually agreed upon. The Company acknowledges that the Consultant holds a full time position as a faculty member of the Massachusetts Institute of Technology and agrees that the Consultant may enter into consulting arrangements with other commercial enterprises which may on occasion interfere or conflict with the Consultant's obligations under this Agreement.

     3.   Compensation and Expenses.  In consideration for all of the promises
          -------------------------
made, obligations undertaken and to be performed by the Consultant under this Agreement, the Company shall pay to the Consultant a consulting fee at a rate of $2,500 per month. In addition to the foregoing, the Company may reimburse the Consultant for certain expenses incurred by the Consultant in connection with the services rendered hereunder, in accordance with such policies limitations, and requirements as the Company may establish for its consultants form time to time. Notwithstanding any of the foregoing, the Consultant hereby agrees to waive any consulting fees that would otherwise be payable pursuant to this
Section 3 to the Consultant during the period commencing on the date hereof and ending on September 1, 1992.

     4.   Term.  This Agreement shall remain in effect through September 1,
          ----
1992, and for successive periods of one year thereafter, unless earlier terminated at any time by either party upon two (2) months' prior written notice of such termination to the other.

     5.   Inventions.  All discoveries, inventions, improvements, ideas, names,
          ----------
trademarks, and innovations, whether or not patentable or copyrightable (including all data and records pertaining thereto), whether or not reduced to writings, drawings, or practice, which the Consultant may invent, discover, originate, make or conceive, during the term of this Agreement and for a period of six (6) months thereafter, either alone or with others and whether or not during working hours or by the use of the facilities of the during working hours or by the use of the facilities of the Company, and which are related in any manner to the business or other activities carried on by the Company or any of its subsidiaries or affiliates shall be the absolute property and are hereby assigned to the Company ("Inventions"). The Consultant shall promptly and fully disclose Inventions to the Company, and shall promptly record Inventions in such form as the Company may request.

     The Consultant shall execute, upon the Company's request at any time during or after the term of this Agreement, and at the Company's expense, any applications, assignments and other documents that the Company may deem necessary or desirable to protect or perfect its rights, including any patent rights in the Inventions, and shall assist the Company, at the Company's expense, in obtaining, defending, and enforcing its rights therein, all without further compensation to the Consultant.

     6.   Confidential Information.  The Consultant acknowledge that all
          -----------------------
information acquired by the Consultant from the Company, its suppliers, customers, or others, or developed by the Consultant, during the term of this Agreement and until such time as such information shall be generally known to the public (through no fault of the Consultant) and not considered confidential by the Company, relating directly or indirectly to the present or potential business of the Company, whether or not such information is reduced to writing or physical form, including but not limited to ideas, know-how, data, test results, techniques, processes, procedures, raw material, dealer, supplier and customer lists, and any capitalization or financial information ("Confidential Information"), is a valuable, special, and unique asset of the Company and is further acknowledged to be held in trust by the Consultant for the Company's sole benefit. The Consultant shall not, at any time during or after the term of this Agreement, use for himself or others, or disclose or communicate to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, any Confidential Information without the prior written consent of the Company.

     7.   Termination; Return of Documents.  All originals, copies and summaries
          --------------------------------
of manuals, memoranda, notes, notebooks, records, reports, plans, drawings and other documents or items of any kind concerning any matters affecting or relating to the present or potential business of the company, whether or not they contain Confidential Information, are and shall continue to be the Confidential Information, are and shall continue to be the property of the Company, and all of such documents or items in the actual or potential possession or control of the Consultant shall be delivered to the Company by the Consultant immediately upon termination of this Agreement, or at such earlier time as the Company may request.

     8.   Agreement Not to Compete.  In view of the unique nature and
          ------------------------
specialized techniques employed in the business of the Company and the need of the Company to maintain its competitive advantage in the industry through the protection of its trade secrets and proprietary information, the Consultant agrees that during the term of this Agreement, the Consultant shall not, within any foreign or domestic jurisdiction in which the Company conducts or plans to conduct its business or contemplated business or distributes its products (determined as of the date of termination of this Agreement), engage in or own an interest in (except as a holder of 1% or less of the issued and outstanding capital stock in any company whose stock is publicly traded in the United States), or be employed by or consult or advise for any entity which engages in activities in competition with the business or contemplated business of the Company. These restrictions shall continue for a period of eighteen (18) months after termination of this Agreement.

     The time periods provided for in this section shall be extended for a period of time equal to any period of time in which the Consultant is in violation of any provision of this section.

     9.   Use of Name.  The Consultant agrees that the Company shall be entitled
          -----------
to use the Consultant's name or likeness in any proposals, reports, promotional materials or document related to the service to be performed by the Consultant hereunder.

     10.  Unique Nature of Agreement; Specific Enforcement.  The Company and
          ------------------------------------------------
Consultant agree and acknowledge that the rights and obligations set forth in this Agreement are of a unique and special nature and that the Company is, therefore, without an adequate legal remedy in the event of the Consultant's violation of the covenants set forth in this Agreement. The Company and Consultant, therefore, agree that the covenants made by the Consultant under this Agreement shall be specifically enforceable in equity, in addition to all other rights and remedies, at law or in equity, that may be available to the Company.

     11.  Assignment.  This Agreement shall be binding upon and inure to the
          ----------
benefit of the parties hereto and their such cessors and assigns. This Agreement may be assigned by the Company to any affiliate of the Company and to a successor of its business to which this Agreement relates (whether by purchase or otherwise). The Consultant may not assign or transfer any or all of his rights or obligations under this Agreement.

     12.  Disputes.  In the event of a dispute touching or concerning this
          --------
Agreement, the parties will submit to the exclusive jurisdiction of any court of competent jurisdiction sitting in Boston, Massachusetts, and will comply with all requirements necessary to give such court exclusive jurisdiction.

     13.  Miscellaneous.  If any provision or provisions of this Agreement shall
          -------------
be held to be unenforceable or inoperative by any court, the remaining provisions shall be deemed severable and unaffected and shall continue in full force and effect. This Agreement may be executed in several counter parts, each of which is an original but all of which shall constitute but one instrument, and in making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart. This Agreement may be changed, waived or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver or termination is sought. This Agreement is executed and delivered as a sealed instrument, shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, and represents the entire agreement between the parties relating to the transactions and arrangements contemplated hereby.

     IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Consultant as of the date first above written.


                                   CUBIST PHARMACEUTICALS, INC.


                                   By: /s/ John K. Clarke
                                      _____________________________
                                      John K. Clarke, President


                                   ________________________________
                                   Julius Rebek, Jr.